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                                 GALAXY FUND II

                            CERTIFICATE OF SECRETARY

     The following resolution was duly adopted by the Board of Trustees of Galaxy Fund II ("Galaxy II") on April 2, 2001 and remains in effect on the date hereof:

          FURTHER RESOLVED, that the trustees and officers of Galaxy II who may be required to execute such Registration Statement on Form N-14 (and any amendments thereto), and each of them, hereby appoint John T. O'Neill and W. Bruce McConnel, and either of them, their true and lawful attorney or attorneys, to execute in their name, place and stead, in their capacity as a trustee or officer, or both, of Galaxy II, the Registration Statement on Form N-14, any amendments thereto, and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission; and either of said attorneys shall have power to act thereunder with or without the other of said attorneys and shall have full power of substitution and re-substitution; and either of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of said trustees or officers, or any or all of them, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of said trustees or officers, or any or all of them, might or could do in person, said acts of said attorneys, or either of them, being hereby ratified and approved.

                              GALAXY FUND II




                              By:  /s/ W. Bruce McConnel
                                   ---------------------
                                   W. Bruce McConnel
                                   Secretary


Dated:  April 2, 2001